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CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Third Quarter 2023 Results

Core Mall Total Occupancy 93.6%, Portfolio 94.8% Leased

Average Renewal Spreads Were 8.5% for the Quarter Ended September 30, 2023

Philadelphia, November 14, 2023 - PREIT (OTCQB:PRET) today reported results for the three and nine months ended September 30, 2023. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2023	2022	2023	2022
Net loss - basic and diluted	$(12.00)	$(14.52)	$(31.48)	$(25.25)
FFO	$(5.33)	$(1.13)	$(11.52)	$0.38
FFO, as adjusted	$(5.20)	$(1.13)	$(11.39)	$(0.30)

“During the quarter, we welcomed new and diverse tenants across our portfolio and look forward to additional openings as we head into the holiday season,” said Joseph F. Coradino, Chairman and CEO of PREIT.

•
Same Store NOI, excluding lease termination revenue, decreased 5.3% and decreased 4.1% when excluding Whole Foods at Plymouth Meeting for the three months ended September 30, 2023 compared to the three months ended September 30, 2022.
•
Core Mall Total Occupancy decreased by 70 basis points to 93.6% compared to the third quarter 2022. Core Mall non-anchor Occupancy decreased by 100 basis points to 90.3% compared to the third quarter 2022, with the decrease driven largely by joint venture properties.
•
Core Mall total leased space, at 94.8%, exceeds occupied space by 120 basis points, and Core Mall non-anchor leased space, at 92.1%, is higher than occupied space by 180 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended September 30, 2023, Core Mall comparable sales were $585 per square foot, compared to $592 per square foot for the rolling 12 month period ended September 30, 2022.

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•
Average renewal spreads for the three and nine months ended September 30, 2023 were 8.5% and 5.5%, respectively.
•
Since the beginning of 2023, the Company sold assets generating just over $30 million in gross proceeds.

Leasing and Redevelopment

•
186,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of approximately $5.62 million.
•
The new self-storage facility in previously unused, below grade space at Mall at Prince George’s is now open.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility, expected to open its initial phase in fall 2023, and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
At Springfield Town Center, LEGO® Discovery Center celebrated its grand opening on August 9, 2023. Burlington opened its new 30,000 square foot location this past weekend. Municipal approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels.
•
Construction is underway for ULTA to open its new location at Dartmouth Mall this month.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2023 and 2022

•
Net loss attributable to PREIT common shareholders was $63.9 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(12.00) per basic and diluted share for the three months ended September 30, 2023, compared to net loss attributable to PREIT common shareholders of $77.2 million, or $(14.52) per basic and diluted share for the three months ended September 30, 2022.
•
Funds from Operations decreased in the three months ended September 30, 2023 compared to the prior year period primarily due to higher interest expense.
•
FFO for the three months ended September 30, 2023 was $(5.33) per diluted share and OP Unit compared to $(1.13) per diluted share and OP Unit for the three months ended September 30, 2022.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and nine months ended September 30, 2023 and 2022 is included on page 14.

Liquidity and Financing Activities

As of September 30, 2023, the Company had $30.6 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $38.6 million. The Company’s Credit Facilities, with a balance of $1,118.8 million as of September 30, 2023, mature on December 10, 2023. The Company, through its advisors, has engaged in discussions and negotiations with certain members of a lender group under its Credit Agreements with respect to a potential restructuring transaction. These discussions have included negotiations of the terms and conditions of a financial restructuring. Although the Company and the members of the lender group are working toward an agreement on certain terms and conditions of a restructuring, there can be no assurance that the parties will reach a binding agreement regarding terms of a restructuring in a timely manner, on terms that are attractive to the Company, or at all.

During the third quarter, the Company repaid the mortgage loan secured by Dartmouth Mall using funds from its First Lien Revolving Credit Facility.

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2023 Outlook

The Company is not issuing detailed guidance at this time.

About PREIT

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2023 and 2022, respectively, to show the effect of such items as provision for employee separation expense, loss on debt extinguishment, insurance recoveries, net and gain

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on sale of preferred equity interest, depreciation and amortization on real estate at PREIT’s consolidated properties, PREIT’s share of depreciation and amortization of equity method investments, loss on project costs by equity method investee, gain on sales of interests in real estate and gain on sales of equity method investment, which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on sale of preferred equity interest, and insurance recoveries.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, net, impairment of assets, equity in loss of partnerships, loss on extinguishment of debt, gain on sales of interest in real estate, gain on sale of equity method investment, gain on sale of preferred equity interest, and gain on sales of non operating real estate.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our

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percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Malls

Core Malls exclude Exton Square Mall, Cumberland Mall, Valley View Mall, Gloucester Premium Outlets and power centers.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, our ability to address our near-term debt maturity, dividend payments and the impact of COVID-19, and continued development related to new COVID-19 variants and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of any restructuring of our capital structure on our liquidity;
•
our substantial debt, and our ability to satisfy our obligations thereunder, our ability to address defaulted loans without losing valuable properties, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the effectiveness of the strategies we employ to address our liquidity and capital resources;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein and may lead to short-term and long-term changes in consumer behavior;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain disruptions, the inflationary environment, uncertainty caused by geopolitical conditions, the potential for economic slowdown or recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed or prevented by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;

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•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants which may lead to reduction in demand for rental space;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent quarterly reports on Form 10-Q and other reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
REVENUE:
Real estate revenue:
Lease revenue	$62,138	$66,744	$185,161	$198,474
Expense reimbursements	4,767	4,864	13,734	13,223
Other real estate revenue	1,016	1,138	3,583	3,301
Total real estate revenue	67,921	72,746	202,478	214,998
Other income	60	67	213	377
Total revenue	67,981	72,813	202,691	215,375
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,464)	(26,564)	(77,976)	(80,511)
Utilities	(3,970)	(4,380)	(10,818)	(11,469)
Other property operating expenses	(2,370)	(2,246)	(6,665)	(6,585)
Total property operating expenses	(32,804)	(33,190)	(95,459)	(98,565)
Depreciation and amortization	(26,725)	(28,032)	(79,064)	(85,524)
General and administrative expenses	(13,241)	(10,965)	(34,459)	(32,192)
Other expenses	(61)	(65)	(72)	(143)
Total operating expenses	(72,831)	(72,252)	(209,054)	(216,424)
Interest expense, net	(47,779)	(36,481)	(131,991)	(100,473)
Loss on debt extinguishment	(687)	—	(687)	—
Impairment of assets	—	(42,271)	—	(42,271)
Total expenses	(121,297)	(151,004)	(341,732)	(359,168)
Equity in loss of partnerships	(4,602)	(2,356)	(11,284)	(3,939)
Gain on sales of interests in real estate	60	7,509	60	9,210
Gain (loss) on sale of equity method investment	—	(77)	—	8,976
Gain on sales of interests in non operating real estate	—	1,772	1,057	10,527
Gain on sale of preferred equity interest	—	—	—	3,688
Net loss	(57,858)	(71,343)	(149,208)	(115,331)
Less: net loss attributable to noncontrolling interest	814	989	2,127	1,718
Net loss attributable to PREIT	(57,044)	(70,354)	(147,081)	(113,613)
Less: preferred share dividends	(6,844)	(6,843)	(20,532)	(20,531)
Net loss attributable to PREIT common shareholders	$(63,888)	$(77,197)	$(167,613)	$(134,144)

Basic and diluted loss per share:	$(12.00)	$(14.52)	$(31.48)	$(25.25)

Weighted average shares outstanding—basic	5,325	5,317	5,325	5,313
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,325	5,317	5,325	5,313

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands of dollars)	2023	2022	2023	2022
Comprehensive loss:
Net loss	$(57,858)	$(71,343)	$(149,208)	$(115,331)
Unrealized (loss) gain on derivatives	(333)	2,855	(2,730)	12,274
Amortization of settled swaps	2	2	(2)	7
Total comprehensive loss	(58,189)	(68,486)	(151,940)	(103,050)
Less: comprehensive loss attributable to noncontrolling interest	818	954	2,161	1,564
Comprehensive loss attributable to PREIT	$(57,371)	$(67,532)	$(149,779)	$(101,486)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net loss	$(57,858)	$(71,343)	$(149,208)	$(115,331)
Depreciation and amortization on real estate:
Consolidated properties	26,562	27,752	78,537	84,628
PREIT’s share of equity method investments	2,637	2,678	8,271	8,673
Gain loss on sales of interests in real estate	(60)	(7,509)	(60)	(9,210)
Loss (gain) on sale of equity method investment	-	77	-	(8,976)
Loss on project costs by equity method investee	-	-	323	-
Impairment of assets:
Consolidated properties	-	42,271	-	42,271
Funds from operations attributable to common shareholders and OP Unit holders	(28,719)	(6,074)	(62,137)	2,055
Provision for employee separation expenses	(1)	(5)	2	(6)
Loss on debt extinguishment	687	-	687	-
Insurance recoveries, net	-	2	-	2
Gain on sale of preferred equity interest	-	-	-	(3,688)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(28,033)	$(6,077)	$(61,448)	$(1,637)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(5.33)	$(1.13)	$(11.52)	$0.38
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(5.20)	$(1.13)	$(11.39)	$(0.30)

(in thousands of shares)
Weighted average number of shares outstanding	5,325	5,317	5,325	5,313
Weighted average effect of full conversion of OP Units	68	69	68	69
Total weighted average shares outstanding, including OP Units	5,393	5,386	5,393	5,382

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three and nine months ended September 30, 2023 and 2022:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$35,321	$38,189	$(2,868)	(7.5%)	$(204)	$1,367	$35,117	$39,556
NOI attributable to equity method investments, at ownership share	7,168	6,688	480	7.2%	54	(3)	7,222	6,685
Total NOI	42,489	44,877	(2,388)	(5.3%)	(150)	1,364	42,339	46,241
Less: lease termination revenue	16	50	(34)	(68.0%)	-	-	16	50
Total NOI excluding lease termination revenue	$42,473	$44,827	$(2,354)	(5.3%)	$(150)	$1,364	$42,323	$46,191

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2023	2022	$	%	2023	2022	2023	2022
NOI from consolidated properties	$108,074	$113,031	$(4,957)	(4.4%)	$(1,055)	$3,402	$107,019	$116,433
NOI attributable to equity method investments, at ownership share	23,419	21,789	1,630	7.5%	157	1,160	23,576	22,949
Total NOI	131,493	134,820	(3,327)	(2.5%)	(898)	4,562	130,595	139,382
Less: lease termination revenue	582	2,395	(1,813)	(75.7%)	-	49	582	2,444
Total NOI excluding lease termination revenue	$130,911	$132,425	$(1,514)	(1.1%)	$(898)	$4,513	$130,013	$136,938

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2023	2022	2023	2022
Net loss	$(57,858)	$(71,343)	(149,208)	(115,331)
Other income	(60)	(67)	(213)	(377)
Depreciation and amortization	26,725	28,032	79,064	85,524
General and administrative expenses	13,241	10,965	34,459	32,192
Other (expenses) income	61	65	72	143
Interest expense, net	47,779	36,481	131,991	100,473
Impairment of assets	—	42,271	—	42,271
Loss on debt extinguishment	687	—	687	—
Equity in loss of partnerships	4,602	2,356	11,284	3,939
Gain on sales of interest in real estate	(60)	(7,509)	(60)	(9,210)
Gain (loss) on sale of equity method investment	—	77	—	(8,976)
Gain on sale of preferred equity interest	—	—	—	(3,688)
Gain on sales of non operating real estate	—	(1,772)	(1,057)	(10,527)
NOI from consolidated properties	35,117	39,556	107,019	116,433
Less: Non Same Store NOI of consolidated properties	(204)	1,367	(1,055)	3,402
Same Store NOI from consolidated properties	35,321	38,189	108,074	113,031
Less: Same Store lease termination revenue	16	50	359	1,549
Same Store NOI excluding lease termination revenue	$35,305	$38,139	$107,715	$111,482

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in loss of partnerships to NOI of equity method investments at ownership share for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Equity in loss of partnerships	$(4,602)	$(2,356)	$(11,284)	$(3,939)
Depreciation and amortization	2,636	2,678	8,270	8,673
Interest and other expenses	9,188	6,363	26,267	18,215
Loss on project costs by equity method investee	—	—	323	—
Net operating income from equity method investments at ownership share	7,222	6,685	23,576	22,949
Less: Non Same Store NOI from equity method investments at ownership share	54	(3)	157	1,159
Same Store NOI of equity method investments at ownership share	7,168	6,688	23,419	21,790
Less: Same Store lease termination revenue	—	—	224	846
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$7,168	$6,688	$23,195	$20,944

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	September 30,	December 31,
(in thousands, except per share amounts)	2023	2022
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,931,853	$2,894,944
Construction in progress	5,686	42,659
Land held for development	2,058	2,058
Total investments in real estate	2,939,597	2,939,661
Accumulated depreciation	(1,422,088)	(1,370,065)
Net investments in real estate	1,517,509	1,569,596
INVESTMENTS IN PARTNERSHIPS, at equity:	7,726	7,845
OTHER ASSETS:
Cash and cash equivalents	22,060	22,937
Tenant and other receivables	32,852	40,459
Intangible assets, net	7,801	8,623
Deferred costs and other assets, net	96,738	91,902
Assets held for sale	33,269	61,767
Total assets	$1,717,955	$1,803,129
LIABILITIES:
Mortgage loans payable, net	$669,781	$749,396
Term Loans, net	1,018,911	976,903
Revolving Facility	99,406	22,481
Tenants’ deposits and deferred rent	12,371	13,264
Distributions in excess of partnership investments	104,999	93,136
Accrued expenses and other liabilities	86,797	69,846
Liabilities on assets held for sale	1,780	2,539
Total liabilities	1,994,045	1,927,565
COMMITMENTS AND CONTINGENCIES
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $106,921 and $102,151 at September 30, 2023 and December 31, 2022, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $212,865 and $203,550 at September 30, 2023 and December 31, 2022, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $152,931 and $146,485 at September 30, 2023 and December 31, 2022, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,341 and 5,356 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	5,341	5,356
Capital contributed in excess of par	1,858,976	1,858,675
Accumulated other comprehensive income	584	3,282
Distributions in excess of net income	(2,127,774)	(1,980,693)
Total equity (deficit) —Pennsylvania Real Estate Investment Trust	(262,719)	(113,226)
Noncontrolling interest	(13,371)	(11,210)
Total equity (deficit)	(276,090)	(124,436)
Total liabilities and equity	$1,717,955	$1,803,129

PREIT / 14

Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles changes in funds from operations for the three and nine months ended September 30, 2023 as compared to the three and nine months ended September 30, 2022 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding):

(in thousands, except per share amounts)	Three Months Ended September 30, 2023	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2023	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2022	$(6,077)	$(1.13)	$(1,637)	$(0.30)

Changes - Q3 2022 to Q3 2023

Contribution from anchor replacements and new box tenants	396	0.07	951	0.18
Impact from bankruptcies	(523)	(0.10)	(948)	(0.18)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(2,104)	(0.39)	(2,859)	(0.53)
Lease termination revenue	(34)	(0.01)	(1,190)	(0.22)
Credit losses	(415)	(0.08)	(1,170)	(0.22)
Other	(188)	(0.02)	259	0.08
Same Store NOI(1) from unconsolidated properties	480	0.09	1,630	0.30
Same Store NOI	(2,388)	(0.44)	(3,327)	(0.59)
Non Same Store NOI	(1,514)	(0.28)	(5,460)	(1.02)
General and administrative expenses	(2,276)	(0.43)	(2,267)	(0.42)
Capitalization of leasing costs	(34)	(0.01)	169	0.03
Other	(1,626)	(0.31)	(9,386)	(1.76)
Interest expense, net	(14,118)	(2.61)	(39,540)	(7.34)
Funds from Operations, as adjusted September 30, 2023	(28,033)	(5.20)	(61,448)	(11.39)
Provision for employee separation expense	1	-	(2)	-
Loss on debt extinguishment	(687)	(0.13)	(687)	(0.13)
Funds from Operations September 30, 2023	$(28,719)	$(5.33)	$(62,137)	$(11.52)

(1) Funds from Operations and NOI are non-GAAP measures. See definition of Funds from Operation and NOI on page 3-5.